Exhibit 5.1

[LETTERHEAD OF KAYE SCHOLER LLP]

425 Park Avenue New York, New York 10022-3598 212 836-8000 Fax 212 836-8689 www.kayescholer.com

November 11, 2008

Emergency Medical Services Corporation
6200 S. Syracuse Way
Greenwood Village, CO  80111

Re:          Emergency Medical Services Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 10,000,000 shares of class A common stock, par value $0.01 per share (the “Shares”), of Emergency Medical Services Corporation, a Delaware corporation (the “Company”).  Of the Shares, an unspecified number may be issued and sold by the Company (the “Company Shares”) and an unspecified number may be sold by certain selling stockholders, if any, to be identified in a prospectus supplement (the “Stockholder Shares”).  We have been advised by the Company that the Stockholder Shares will be limited to (a) shares of class A common stock that are issued and outstanding as of November 1, 2008 (“Outstanding Shares”) and (b) shares of class A common stock (“Exchange Shares”) to be issued upon conversion of shares of the Company’s class B common stock, par value $0.01 per share (“class B common stock”) that are (i) currently issued and outstanding or (ii) issued in exchange for currently outstanding LP Exchangeable Units (the “LP Units”) representing limited partnership interests of Emergency Medical Services L.P.

We are acting as counsel for the Company in connection with the registration for sale by the Company of the Company Shares and the registration for resale by selling stockholders of the Stockholder Shares.  We have examined a signed copy of the Registration Statement to be filed with the Commission.  We have also examined and relied upon the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively, the “Charter Documents”), and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.  Our opinion in paragraphs 2 and 3 below, insofar as it relates to Stockholder Shares being fully paid, is based solely on an officer’s certificate of the Company, executed and delivered to us by an executive officer of the Company, confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of the Outstanding Shares and the outstanding class B common stock and LP Units.

The law covered by this opinion is limited to the General Corporation Law of the State of Delaware.

Based on and subject to the foregoing, it is our opinion that:

1.   The Company Shares, when (a) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (b) the Registration Statement has become effective under the Securities Act, (c) the terms of the sale of the Company Shares have been duly established in conformity with the Charter Documents, (d) the Company Shares have been issued and sold as contemplated by the Registration Statement and the related prospectus and (e) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value per share of the Company Shares, will be validly issued, fully paid and non-assessable.

2.   The Stockholder Shares other than Exchange Shares are validly issued, fully paid and non-assessable.

3.   When the Exchange Shares have been issued by the Company upon conversion of the same number of shares of class B common stock, in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, whether in exchange for shares of class B common stock that are currently issued and outstanding or shares of class B common stock that are issued upon receipt by the Company of one LP Unit for each share of class B common stock, in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Emergency Medical Services L.P. effective as of December 21, 2005, the Exchange Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” therein.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kaye Scholer LLP